EXHIBIT 10.10

XTO ENERGY INC.

AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

(As amended and restated through November 21, 2006)

1. Purpose

The purpose of the XTO Energy Inc. Amended and Restated 2004 Stock Incentive Plan(the “Plan”) is to provide designated employees of XTO Energy Inc. and its subsidiaries and affiliates (collectively the “Company”) and non-employee members of the Board of Directors of the Company with the opportunity to receive equity incentive compensation. The Company believes that the Plan will (i) help closely align the interests of Plan participants with the stockholders to generate a strong incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders; (ii) provide participants with a proprietary ownership interest in the Company commensurate with Company performance, as reflected in increased stockholder value; (iii) maintain competitive compensation levels, thereby attracting and retaining highly competent and talented employees and directors; and (iv) provide an incentive to employees and directors for continued service with the Company. The Plan has been amended and restated effective November 21, 2006.

2. Definitions

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a) “Award” means an Option, Stock Appreciation Right, Stock Unit, Stock Award, Bonus Shares, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

(b) “Award Agreement” means the written instrument that sets forth the terms and conditions of an Award, including all amendments thereto.

(c) “Board” means the Company’s Board of Directors.

(d) “Bonus Shares” means a grant of shares of Stock described in Section 11.

(e) “Change in Control” shall be deemed to have occurred if:

(i) “Continuing Directors” no longer constitute a majority of the Board; the term “Continuing Director” means any individual who is a member of the Board on the Effective Date or was nominated for election as a director by, or whose nomination as a director was approved by, the Board with the affirmative vote of a majority of the Continuing Directors;

(ii) any person or group of persons (as defined in Rule 13d-5 under the Exchange Act) together with such person’s or its affiliates, becomes the beneficial owner, directly or indirectly, of 25% or more of the voting power of the Company’s then outstanding securities entitled generally to vote for the election of the Company’s directors;

(iii) in the case of a merger or consolidation to which the Company is a party, the stockholders of the Company immediately prior to the effective date of such merger or consolidation have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of less than 50% of the combined voting power to vote for the election of directors of the surviving corporation or other entity following the effective date of such merger or consolidation; or

(iv) the sale of all or substantially all of the assets of the Company or the liquidation or dissolution of the Company occurs.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means (i) with respect to Awards to Employees, the Compensation Committee of the Board, a subcommittee thereof, or another committee appointed by the Board to administer the Plan, or its delegate, and (ii) with respect to Awards made to Non-Employee Directors, the Corporate Governance and Nominating Committee of the Board, a subcommittee thereof, or another committee appointed by the Board to administer the Plan with respect to Non-Employee Directors.

(h) “Company” means XTO Energy Inc. and its subsidiaries and affiliates.

(i) “Dividend Equivalent” means an Award described in Section 12.

(j) “Effective Date” of the Plan means the date the Plan was most recently amended and restated by the Board.

(k) “Employee” means an employee of the Company (including an officer or director who is also an employee).

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Exercise Price” means the per share price at which shares of Stock may be purchased under an Option, as designated by the Committee.

(n) “Fair Market Value” of Stock means, unless the Committee determines otherwise with respect to a particular Award, the closing market price on the Grant Date of the Award or the date of another specified event, or on the next business day, if such date is not a business day, or if no trading occurred on such date, then on the first day preceding such date on which trading occurred, of a share of Stock traded on the New

York Stock Exchange, or any other public securities market selected by the Committee; provided, however, that, if shares of Stock shall not have been traded on the New York Stock Exchange or other public securities market for more than 10 days immediately preceding such date or if deemed appropriate by the Committee for any other reason, the Fair Market Value of shares of Stock shall be as determined by the Committee in such other manner as it may deem appropriate.

(o) “Grant Date” means the date on which the Committee takes action or is deemed to take action to grant an Award.

(p) “Incentive Stock Option” means an Option that is intended to meet the requirements of an incentive stock option under Section 422 of the Code.

(q) “Non-Employee Director” means a member of the Board who is not an employee of the Company and includes advisory directors who are not employees of the Company.

(r) “Nonqualified Stock Option” means an Option that is not intended to meet the requirements of an incentive stock option under Section 422 of the Code.

(s) “Option” means an Award to purchase shares of Stock described in Section 7.

(t) “Other Stock-Based Award” means any Award based on, measured by or payable in Stock (other than an Award described in Section 7, 8, 9, 10, 11, or 12 of the Plan) described in Section 13.

(u) “Participant” means an Employee or Non-Employee Director designated by the Committee to participate in the Plan.

(v) “Plan” means this XTO Energy Inc. Amended and Restated 2004 Stock Incentive Plan, as in effect from time to time.

(w) “Senior Executive” means the Chairman, the Chief Executive Officer, the President, the Senior Executive Vice President and Chief of Staff and any Executive Vice President of the Company.

(x) “Stock” means the common stock of the Company or any successor security.

(y) “Stock Appreciation Right” means an Award described in Section 8.

(z) “Stock Award” means an Award of Stock described in Section 10 and may be in the form of performance shares that vest based on performance or restricted shares that vest over time.

(aa) “Stock Unit” means an Award of a unit representing a share of Stock described in Section 9 and may be in the form of phantom or restricted units that vest based on performance or that vest over time.

3. Administration

(a) Committee. The Plan shall be administered and interpreted by the Compensation Committee with respect to Awards to Employees. The Plan shall be administered and interpreted by the Corporate Governance and Nominating Committee with respect to Awards to Non-Employee Directors. The Committee, as applicable, that has authority with respect to a specific Award shall be referred to as the “Committee” with respect to that Award.

(b) Committee Authority. The Committee shall have the full power and express authority to (i) administer and interpret the Plan, (ii) make factual determinations, (iii) adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business, (iv) determine the Participants to whom Awards shall be made under the Plan, (v) determine the type, size and terms and other conditions of the Awards to be made to each such Participant, (vi) determine the time when the Awards will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (vii) amend the terms and conditions of any previously issued Award, subject to the material impairment provisions of Section 21(a) and the provisions of Section 21(b), and (viii) deal with any other matters arising under the Plan.

(c) Committee Determinations. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be final, conclusive, and binding on all persons having any interest in the Plan or in any Awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, in keeping with the objectives of the Plan, and need not be uniform as to similarly situated Participants.

(d) Delegation of Committee Authority. The Committee may delegate any or all of its power and authority under this Section 3 relating to the selection of Employees for participation, the grant of Awards to Employees, and other actions under the Plan relating to Employees, to the extent permitted by applicable law and stock exchange requirements. Such delegation shall be made only to a Senior Executive or a committee of two or more Senior Executives. In the case of any such delegation, reference in the Plan to the Committee shall be deemed to include the Senior Executive or committee to which authority has been delegated with respect to Employees; provided, however, that the Committee may impose any term or limitation upon the exercise of such delegated authority not inconsistent with the Plan. The Committee may not make such delegation with respect to any Award granted to a Senior Executive. The Committee may delegate to officers or other Employees, subject to such terms as the Committee shall determine, the duty to perform ministerial functions under the Plan.

(e) Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer of the Company or other Employee, the Company’s independent registered public accounting firm, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or other Employee acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan or any Award, and all members of the Committee and any Senior Officer or other Employee acting on behalf of the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

4. Awards

(a) Types of Awards. Awards under the Plan may consist of Options described in Section 7, Stock Appreciation Rights described in Section 8, Stock Units described in Section 9, Stock Awards described in Section 10, Bonus Shares described in Section 11, Dividend Equivalents described in Section 12 and Other Stock-Based Awards described in Section 13. All Awards shall be subject to such terms and conditions as the Committee may determine and as are specified in writing by the Committee in the Award Agreement.

(b) Award Agreements. All Awards shall be evidenced by Award Agreements. All Awards shall be conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Award, that all decisions and determinations of the Committee shall be final, conclusive, and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Award.

(c) Minimum Vesting Provisions. All Awards can become exercisable or have restrictions that lapse based on the passage of time or achievement of designated performance criteria. Awards, other than Bonus Shares, which are not subject to achievement of performance-based criteria, will have a minimum vesting period of ratably over three years, subject to acceleration as described herein.

5. Shares Subject to the Plan

(a) Shares Authorized. The total aggregate number of shares of Stock that may be issued under the Plan is 33,750,000 shares, subject to adjustment. All shares of Stock that may be issued under the Plan may be granted in the form of Nonqualified Stock Options or Incentive Stock Options.

(b) Limit on “Full-Value” Awards. Within the aggregate limit described in subsection (a), the maximum number of shares of Stock that may be issued under the Plan in connection with “full-value” Awards, meaning Awards other than Options, SARs settled in cash, or Awards for which the Participant pays at least the Fair Market Value for the shares of Stock subject thereto, determined on the Grant Date of the Award (in cash or other consideration designated as acceptable by the Committee), is 2,500,000 shares, subject to adjustment. Notwithstanding the foregoing, in the event the number of shares available for full-value Awards has been used, the Company may grant additional full-value Awards from the remaining shares available for grant under subsection (a) with each such full-value Award counting as three shares against the remaining shares available under subsection (a).

(c) Source of Shares. Shares issued under the Plan may be authorized but unissued shares of Stock, treasury shares, or shares purchased by the Company on the open market for purposes of the Plan.

(d) Share Counting. For administrative purposes, when the Committee makes an Award that may be payable in Stock, the Committee shall reserve a number of shares equal to the maximum number of shares that may be issued under the Award. The total number of shares subject to an option or SAR settled in Stock shall be counted against the share limits described in subsections (a) and (b) above. Any shares of Stock related to Awards which (i) terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, (ii) are settled in cash in lieu of the issuance of shares, or (iii) are exchanged prior to the issuance of shares for Awards not settled in shares, shall not reduce or otherwise count against the share limits described in subsections (a) and (b) above. Until May 16, 2006, if the Participant tenders previously-acquired shares of Stock in satisfaction of applicable withholding tax obligations or if any shares of Stock covered by an Award are not delivered to the Participant because such shares are withheld to satisfy applicable withholding tax obligations, such shares shall again be available for further Awards under the Plan. From and after May 16, 2006, shares withheld or tendered to pay withholding tax obligations will no longer become available again for Awards under the Plan. Awards paid in cash shall not count against the share limits described in subsections (a) and (b) above.

(e) Individual Limits. All Awards under the Plan, other than Dividend Equivalents, shall be expressed in shares of Stock or share equivalents, or valued by reference to shares of Stock. The maximum aggregate number of shares of Stock with respect to which Options and SARs settled in cash may be granted under the Plan to any individual during any calendar year shall be 3,333,333 shares, subject to adjustment. The maximum aggregate number of shares of Stock with respect to which all Awards, other than Options, SARs settled in cash, and Dividend Equivalents, may be granted under the Plan to any individual during any calendar year shall be 666,666 shares, subject to adjustment. A Participant may not accrue Dividend Equivalents during any calendar year in excess of the amount of dividends actually declared with respect to 3,333,333 shares, subject to adjustment. The maximum aggregate number of shares of Stock with respect to which Awards may be granted to any individual Non-Employee Director during any calendar year shall be 20,000 shares, subject to adjustment. The individual limits of this subsection (e) shall apply without regard to whether the Awards are to be paid in Stock or cash. All cash payments (other than with respect to Dividend Equivalents) shall equal the Fair Market Value of the shares of Stock to which the cash payments relate.

(f) Adjustments. Subject to Section 19, if there is any change in the number or kind of shares of Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization, or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Stock is reduced as a result of a spinoff or the Company’s payment of an extraordinary cash dividend or distribution, or dividend or distribution consisting of any assets of the Company other than cash, the maximum number and kind of shares of Stock available for issuance under the Plan, the maximum number and kind of shares of Stock available for issuance of “full-value” Awards, the maximum number and kind of shares of Stock for which any individual may receive Awards or Dividend Equivalents in any year, the number and kind of shares of Stock covered by outstanding Awards, and the price per share or the applicable market value or performance target of such Awards shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Stock to preclude, to the extent practicable, the enlargement or dilution of rights under such Awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

6. Eligibility for Participation

(a) Eligible Persons. Employees and Non-Employee Directors shall be eligible to participate in the Plan.

(b) Selection of Participants. The Committee shall select the Employees and Non-Employee Directors to receive Awards.

7. Options

(a) General Requirements. The Committee may grant Options to an Employee or Non-Employee Director upon such terms and conditions as the Committee may determine under this Section 7. The Committee shall determine the number of shares of Stock that will be subject to each grant of Options. The Committee may not grant Dividend Equivalents with respect to Options.

(b) Type of Option, Price, and Term.

(i) The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees of the Company or its parents or subsidiaries, as defined in section 424 of the Code. Nonqualified Stock Options may be granted to Employees or Non-Employee Directors.

(ii) The Exercise Price of an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value of a share of Stock on the Grant Date; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, unless the Exercise Price is not less than 110% of the Fair Market Value of the Stock on the Grant Date.

(iii) The Committee shall determine the term of each Option, which shall not exceed seven years from the Grant Date. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, may not have a term that exceeds five years from the Grant Date.

(c) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(d) Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for the Option (i) in cash, (ii) by delivering shares of Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of shares of Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through broker-assisted cashless exercise arrangements, or (iv) by such other method as the Committee may approve. Shares of Stock used to exercise an Option shall have been held by the Participant for the requisite period of time, if any, to avoid adverse accounting consequences to the Company with respect to the Option. Payment for shares of Stock to be issued pursuant to the exercise of an Option, and any required withholding taxes, must be received by the Company by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the shares.

(e) Limits on Incentive Stock Options. Each Award Agreement with respect to an Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Stock on the Grant Date of the Incentive Stock Option which first becomes exercisable by a Participant during any calendar year, under the Plan or any other plan of the Company or a parent or subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.

8. Stock Appreciation Rights

(a) General Requirements. The Committee may grant Stock Appreciation Rights (“SARs”) to an Employee or Non-Employee Director upon such terms and conditions as the Committee may determine under this Section 8. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, in cash, Stock or a combination of the two, the excess of (i) the Fair Market Value of a share of Stock on the date of exercise, over (ii) the grant price of the SAR as determined by the Committee as of the Grant Date of the SAR, which shall be equal to or greater than the Fair Market Value of a share of Stock on the date the SAR is granted.

(b) Terms of SARs. The Committee shall determine the time or times when an SAR may be exercised in whole or in part, the method of exercise, method of settlement, whether cash, Stock, or a combination of the two shall be payable to the Participant upon exercise, the method by which Stock will be delivered or deemed to be delivered to Participants, whether an SAR shall be in tandem with any other Award, and any other terms and conditions of an SAR. The Committee may not grant Dividend Equivalents with respect to an SAR. The term of an SAR may not exceed seven years from the Grant Date.

9. Stock Units

(a) General Requirements. The Committee may grant Stock Units to an Employee or Non-Employee Director upon such terms and conditions as the Committee may determine under this Section 9. Each Stock Unit shall represent the right of the Participant to receive a share of Stock or an amount of cash based upon the value of a share of Stock. All Stock Units shall be recorded in memo bookkeeping accounts for purposes of the Plan.

(b) Terms of Stock Units. The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee. Stock Units may be paid at the end of a specified vesting or performance period. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units. The Committee may grant Dividend Equivalents with respect to Stock Units.

(c) Payment with Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, Stock, or a combination of the two, as determined by the Committee.

10. Stock Awards

(a) General Requirements. The Committee may issue shares of Stock to an Employee or Non-Employee Director under a Stock Award upon such terms and conditions as the Committee may determine under this Section 10, subject to restrictions or no restrictions, as determined by the Committee. Shares of Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria, including performance criteria, as the Committee may determine. The Committee shall determine the number of shares of Stock to be issued pursuant to a Stock Award.

(b) Restrictions on Transfer. While shares of Stock subject to a Stock Award are subject to restrictions on transferability, a Participant may not sell, assign, transfer, pledge, or otherwise dispose of such shares except upon death as described in Section 17(a). Each certificate for shares of Stock subject to a Stock Award shall contain a legend giving appropriate notice of the restrictions on the shares. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Company may retain possession of any certificates for shares of Stock subject to a Stock Award until all restrictions on such shares have lapsed. If non-certificated shares representing the Stock subject to a Stock Award are registered in the name of the Participant, such shares shall be maintained in a separate restricted share account subject to terms, conditions and restrictions of like effect.

(c) Right to Vote and to Receive Dividends. Once shares of Stock subject to a Stock Award have been registered in the name of a Participant, the Participant shall have the right to vote such shares of Stock and to receive any dividends or other distributions paid on such shares during the restriction period. Dividends paid on Stock Awards are not considered Dividend Equivalents.

(d) Purchase of Stock by the Company. On the date all restrictions on shares of Stock subject to a Stock Award have lapsed, subject to the approval by the Committee, the Participant may request the Company to purchase some or all of the Participant’s shares subject to the Stock Award at the Fair Market Value on the date the restrictions have lapsed. Within seven business days after receipt of the Participant’s request, the Committee shall inform the Participant of its decision whether to approve the purchase of such shares of Stock.

11. Bonus Shares and Awards in Lieu of Other Cash Obligations

The Committee may grant shares of Stock as a bonus, or grant shares of Stock or other Awards in lieu of Company obligations to pay cash or grant awards under other plans or compensatory arrangements. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

12. Dividend Equivalents.

(a) General Requirements. When the Committee makes an Award, other than an Option or SAR, the Committee may grant Dividend Equivalents in connection with the Award, under such terms and conditions as the Committee may determine under this Section 12. Dividend Equivalents may be accrued as a cash obligation, or may be converted to Stock Units, and deferred Dividend Equivalents may accrue interest, all as determined by the Committee. The amount to be paid under a Dividend Equivalent shall be determined by multiplying the number of shares of Stock subject to an Award by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Stock.

(b) Payment with Respect to Dividend Equivalents. Dividend Equivalents may be payable in cash, Stock, or a combination of the two, as determined by the Committee.

13. Other Stock-Based Awards

The Committee may grant other Awards not specified in Sections 7, 8, 9, 10, 11 and 12 that are based on, measured by, or payable in Stock to Employees or Non-Employee Directors on such terms and conditions as the Committee may determine under this Section 13. Other Stock-Based Awards may be payable in cash, Stock, or a combination of the two, as determined by the Committee. The Committee may grant Dividend Equivalents with respect to Other Stock-Based Awards.

14. Qualified Performance-Based Awards

(a) Designation as Qualified Performance-Based Awards. The Committee may grant Employees Options, SARs, Stock Units, Stock Awards, Dividend Equivalents, or Other Stock-Based Awards considered to be “qualified performance-based compensation” under Section 162(m) of the Code, in which case the provisions of this Section 14 shall apply to such Awards.

(b) Performance Goals. When Awards are made under this Section 14, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum number of shares of Stock or amount of cash that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of Section 162(m) of the Code for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation.” The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Awards identified by the Committee as “qualified performance-based compensation.”

(c) Business Criteria Used for Objective Performance Goals. The Committee shall use objectively determinable performance goals based on one or more of the following business criteria: market price of the Stock, cash flow, reserve value, net asset value, earnings, net income, operating income, cash from operations, revenue, margin, EBITDA (earnings before interest, taxes, depreciation and amortization), EBITDAX (earnings before interest, taxes, depreciation, amortization and exploration expense), net capital employed, return on assets, stockholder return, reserve replacement, return on equity, return on capital employed, production, assets, unit volume, sales, market share, finding and development costs, overhead costs, general and administration expense, or strategic business criteria consisting of one or more objectives based on meeting specified goals relating to acquisitions or divestitures. The targeted level or levels of performance with respect to such goals may be established at such levels and in such terms as the Committee may determine, including in absolute terms or per share terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. The performance goals may relate to one or more regions or districts or may relate to the performance of the Company as a whole, individual performance, or any combination of the foregoing. Performance goals need not be uniform as among Participants.

(d) Timing of Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under Section 162(m) of the Code.

(e) Certification of Results. The Committee shall certify the performance results for the performance period for the Award after the performance period ends. The Committee shall determine the amount, if any, to be paid pursuant to each Award based on the achievement of the performance goals and the satisfaction of all other terms of the Award. Certification by the Committee is not required for compensation that is attributable solely to the increase in the value of the Stock.

(f) Death, Disability or Other Circumstances. The Committee may provide that Awards under this Section 14 shall be payable, in whole or in part, in the event of the Participant’s death or permanent disability, a Change in Control, or under other circumstances consistent with the applicable regulations under Section 162(m) of the Code.

15. Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares of Stock that would otherwise be due to the Participant in connection with any Award. Awards that are not paid currently shall be recorded as payable on the Company’s records for the Plan.

16. Withholding of Taxes

(a) Required Withholding. All Awards shall be subject to applicable federal (including FICA), state, and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Awards pay to the Company the amount of any federal, state, or local taxes that the Company is required to withhold with respect to such Awards, or the Company may deduct from wages or other amounts payable by the Company the amount of any withholding taxes due with respect to such Awards.

(b) Election to Withhold Shares. If the Committee so permits, a Participant may elect to satisfy the Company’s tax withholding obligation with respect to Awards paid in Stock by having shares withheld at the time such Awards become taxable. Shares may not be withheld in an amount that would result in additional compensation being recorded by the Company in its financial statements. The election must be in a form and manner prescribed by the Committee.

17. Transferability of Awards

(a) Restrictions on Transfer. Except as described in subsection (b), only the Participant is entitled to any rights under an Award during the Participant’s lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution. When a Participant dies, the personal representative, beneficiary, or other person entitled to succeed to the rights of the Participant may acquire the rights under an Award. Any such successor must furnish proof satisfactory to the Company of the successor’s entitlement to receive the rights under an Award under the Participant’s will or under the applicable laws of descent and distribution.

(b) Transfer of Nonqualified Stock Options to or for Family Members. Notwithstanding the foregoing, the Committee may provide that a Participant may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided, however, that the Participant receives no consideration for the transfer of the Options and the transferred Options shall continue to be subject to the same terms and conditions as were applicable to the Options immediately before the transfer.

18. Death, Disability, Retirement, and Other Termination of Employment or Service

Unless otherwise determined by the Committee:

(a) Employee Nonqualified Stock Options and Stock Appreciation Rights.

(i) Upon the death of an Employee, all Nonqualified Stock Options and SARs shall vest immediately on the date of death and may be exercised by the Employee’s estate, or by a person who acquires the right to exercise such Nonqualified Stock Option or SAR by bequest or inheritance or by reason of the death of the Employee; provided, however, that such exercise occurs within both (x) the remaining term of the Nonqualified Option or SAR and (y) one year after such death. The provisions of this Section shall apply notwithstanding that the Employee’s employment may have terminated prior to death, but the Nonqualified Stock Options and SARs shall only be exercisable to the extent any rights exercisable on the date of termination of the Employee’s employment remained exercisable on the date of death.

(ii) Upon termination of an Employee’s employment by reason of retirement or permanent disability (as each is determined by the Committee), the Employee may exercise any Nonqualified Stock Option or SAR to the extent exercisable on the date of termination of the Employee’s employment; provided, however, such exercise occurs within both (x) the remaining term of the Nonqualified Option or SAR and (y) one year after such termination.

(iii) In the event of the termination of an Employee’s employment for cause (as determined by the Committee), all Nonqualified Stock Options and SARs shall terminate immediately upon the termination of the Employee’s employment.

(iv) Upon termination of an Employee’s employment by reason other than death, retirement, permanent disability, or cause, the Employee may exercise any Nonqualified Stock Option or SAR, to the extent exercisable on the date of termination of the Employee’s employment; provided, however, such exercise occurs within both (x) the remaining term of the Nonqualified Option or SAR and (y) 90 days after the date of termination.

(b) Incentive Stock Options

(i) Upon the death of an Employee, any Incentive Stock Option shall vest immediately on the date of death and may be exercised by the Employee’s estate or by a person who acquires the right to exercise such Incentive Stock Option by bequest or inheritance or by reason of the death of the Employee; provided, however, that such exercise occurs within both (x) the remaining term of the Incentive Stock Option and (y) one year after the Employee’s death. The provisions of this Section shall apply notwithstanding that the Employee’s employment may have terminated prior to death, but the Incentive Stock Options shall only be exercisable to the extent any Incentive Stock Options exercisable on the date of termination of the Employee’s employment remained exercisable on the date of death.

(ii) Upon termination of an Employee’s employment by reason of permanent disability or retirement (as each is determined by the Committee), the Employee may exercise any Incentive Stock Option, to the extent exercisable on the date of termination of the Employee’s employment; provided, however, such exercise occurs within both (x) the remaining term of the Incentive Stock Option and (y) one year after such termination.

(iii) Except as provided in (b)(i) and (b)(ii) or otherwise determined by the Committee, all Incentive Stock Options shall terminate immediately upon the termination of the Employee’s employment.

(iv) Notwithstanding the terms of the Award, the tax treatment available pursuant to Section 422 of the Code upon the exercise of an Incentive Stock Option shall not be available to an Employee who exercises any Incentive Stock Option more than one year after the date of termination of employment due to death or permanent disability or three months after the date of termination of employment due to retirement.

(c) Other Employee Awards. Upon the death of an Employee all outstanding Stock Units, Stock Awards, Dividend Equivalents, and Other Stock-Based Awards shall vest immediately. Unless the Award provides for vesting upon permanent disability, retirement, or other termination of employment, upon any such termination of employment of an Employee prior to vesting of Stock Units, Stock Awards, Dividend Equivalents, and Other Stock-Based Awards, all such outstanding and unvested Awards to the Participant shall be canceled, shall not vest, and shall be returned to the Company.

(d) Non-Employee Directors. When a Non-Employee Director does not continue as a director of the Company for any reason (other than in the event of death), the Non-Employee Director may thereafter exercise only those Options and SARs that were exercisable upon the date that the director ceased to be a director and only during the shorter of (x) the period occurring within two years after such date or, (y) the remaining term of the Option or SAR. The provisions of Section 18(a)(i) relating to the death of an Employee shall also apply to Options and SARs granted to Non-Employee Directors. The provisions of Section 18(c) shall also apply to all other Awards to Non-Employee Directors.

19. Consequences of a Change in Control

(a) Vesting of Awards. Upon a Change in Control, all outstanding Options and SARs shall be fully exercisable, and restrictions on outstanding Stock Units, Stock Awards, Dividend Equivalents, and Other Stock-Based Awards shall lapse. Such acceleration or lapse shall take place as of the date of the Change in Control or such other date as the Committee may specify.

(b) Assumption of Awards. Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), all outstanding Options and SARs that are not exercised prior to the Change in Control shall be assumed by, or replaced with comparable awards by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other Awards shall remain outstanding after the Change in Control and be converted to comparable awards of the surviving corporation (or a parent or subsidiary of the surviving corporation). Such assumption or replacement shall take place as of the date of the Change in Control or such other date as the Committee may specify.

(c) Other Alternatives. Notwithstanding the foregoing, in the event of a Change in Control, the Committee may take any of the following actions with respect to any or all outstanding Awards, without the consent of any Participant: (i) the Committee may require that Participants surrender their outstanding Options and SARs in exchange for payment by the Company, in cash, Stock, or a combination of the two, as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Stock subject to the Participant’s unexercised Options and SARs exceeds the Exercise Price or grant price, and (ii) with respect to Participants holding Stock Units, Stock Awards, Dividend Equivalents, or Other Stock-Based Awards, the

Committee may determine that such Participants shall receive payment in settlement of such Stock Units, Stock Awards, Dividend Equivalents, or Other Stock-Based Awards, in such amount and form and on such terms as may be determined by the Committee. Such surrender or settlement shall take place as of the date of the Change in Control or such other date as the Committee may specify.

(d) Other Transactions. The Committee may provide in an Award that a sale or other transaction involving a subsidiary or other business unit of the Company shall be considered a Change in Control for purposes of the Award, or the Committee may establish other provisions that shall be applicable in the event of a specified transaction.

(e) Committee. The Committee making the determinations under this Section 19 following a Change in Control must be composed of the same members as those of the Committee immediately before the Change in Control. If the Committee members do not meet this requirement, the automatic provision of subsections (a) and (b) shall apply, and the Committee shall not have discretion to vary them.

20. Requirements for Issuance of Shares

No shares of Stock shall be issued in connection with any Award unless and until all legal and stock exchange requirements applicable to the issuance of such shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Award made on the Participant’s undertaking in writing to comply with such restrictions on the Participant’s subsequent disposition of such shares as the Committee shall determine, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Stock issued under the Plan shall be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

21. Amendment and Termination of the Plan

(a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the stockholders of the Company if such amendment is material and approval is required in order to comply with the Code or applicable laws or stock exchange requirements. No amendment or termination of the Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Award previously made to the Participant, unless such right has been reserved in the Plan or the Award, or except as provided in Section 22(b). An amendment to the Plan shall not be considered material if it curtails rather than expands the scope of the Plan.

(b) No Repricing Without Stockholder Approval. Notwithstanding anything in the Plan to the contrary, the Committee may not reprice Options or SARs, nor may the Board amend the Plan to permit such repricing, unless the stockholders of the Company provide prior approval for such repricing or amendment. The term “repricing” shall have the meaning given that term in Section 303A(8) of the New York Stock Exchange Listed Company Manual, as in effect from time to time.

(c) Termination of the Plan. No Awards shall be made after May 16, 2011. The Plan shall remain in effect thereafter in accordance with its terms until such time as the Company has no further rights or obligations under the Plan with respect to outstanding Awards, unless the Plan is earlier terminated by the Board.

(d) Termination of 1998 Stock Incentive Plan. Effective November 16, 2004, the authority to grant new awards under the Company’s 1998 Stock Incentive Plan terminated. In other respects, the 1998 Stock Incentive Plan remains in effect in accordance with its terms with respect to outstanding awards.

22. Miscellaneous

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards may be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company or any business entity to be acquired by the Company, or any other right of a Participant to receive payment from the Company. Such additional, tandem, and substituted or exchanged Awards may be granted at any time. The Committee may determine that, in granting a new Award, the intrinsic value of any surrendered Awards or awards under another plan or issued by a business entity being acquired may be applied to reduce the Exercise Price of any Option, grant price of any SAR, or purchase price of any other Award. “Substitute Awards” shall include Awards granted or shares of Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a business entity acquired by the Company or with which the Company combines.

(b) Compliance with Law and Stock Exchange Requirements. The Plan, the exercise of Options and SARs, and the obligations of the Company to issue or transfer shares of Stock under Awards shall be subject to all applicable laws and stock exchange requirements and to approvals by any governmental or regulatory agency or stock exchange as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Options designated Incentive Stock Options comply with the applicable provisions of Section 422 of the Code, that Awards intended to constitute “qualified performance-based awards” comply with the applicable provisions of Section 162(m) of the Code and that Awards comply with applicable provisions of Section 409(A) of the Code. To the extent that any legal requirement of Section 16 of the Exchange Act or Sections 422, 162(m) or 409(A) of the Code as set forth in the Plan ceases to be required under Section 16 of the Exchange Act or Sections 422, 162(m) or 409(A) of the Code, that Plan provision shall cease to apply. The Committee may revoke any Award if it is contrary to law, governmental regulation, or stock exchange requirements or modify an Award to bring it into compliance with any government regulation or stock exchange requirements. The Committee may agree to limit its authority under this subsection.

(c) Enforceability. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(d) Unfunded Status of the Plan; Limitation on Rights. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to ensure the payment of any Awards. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company, the Board, or the Committee and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e) Rights of Participants. Nothing in this Plan shall entitle any Employee, Non-Employee Director or other person to claim a right to receive an Award. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Company.

(f) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(g) Governing Law. The validity, construction, interpretation, and effect of the Plan and Award Agreements shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.